Exhibit 10.3
PL DRAFT 12/23/21
FIRST AMENDMENT TO
FIFTH AMENDED AND RESTATED
LOAN AGREEMENT

This First Amendment to the Fifth Amended and Restated Loan Agreement (“Amendment”), dated as of December __, 2021, is made by and among HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, “Administrative Agent”), the Lenders (as defined in the Agreement, as defined below), and MOOG INC. (the “Company”).
Statement of the Premises
The Lenders, Company, the Borrowers party thereto, and HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, Swingline Lender, and as Issuing Bank and as Joint Bookrunner and Joint Lead Arranger, and MANUFACTURERS AND TRADERS TRUST COMPANY as Joint Lead Arranger, Joint Bookrunner and Lead Syndication Agent, and BANK OF AMERICA, N.A. as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, and JPMORGAN CHASE BANK, N.A. as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, and CITIZENS BANK, N.A. as Joint Lead Arranger and Syndication Agent, and WELLS FARGO BANK, N.A. as Joint Lead Arranger and Syndication Agent, and MUFG BANK, LTD., as Co-Documentation Agent and PNC BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent, and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agent, and SANTANDER BANK, N.A., as Co-Documentation Agent and BRANCH BANKING AND TRUST COMPANY as Co-Documentation Agent, are parties to a Fifth Amended and Restated Loan Agreement dated as of October 15, 2019 (the “Agreement”). All capitalized terms not otherwise defined in this Amendment have the meanings given them in the Agreement.
The Company, the Administrative Agent and the Lenders agree to amend certain terms set forth in the Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders to, or for the benefit of, the Borrowers, the parties hereto agree as follows:

1.Conditions Precedent to this Amendment. This Amendment shall be effective as of the date first written above once the following conditions precedent are satisfied:
1.1Amendment Documentation. The Administrative Agent shall have received signed counterparts of this Amendment executed by the Company, the Guarantors and the Lenders.
1.2No Default. As of the date hereof, and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
1.3Representations and Warranties. The representations and warranties contained in the Agreement shall, after giving effect to this Amendment, be true, correct and complete as of the date hereof as though made on such date.
2.Amendments. The Agreement is hereby amended as follows:

Exhibit 10.3
(a)The following new definitions are added to Section 1.1 of the Credit Agreement (entitled “Definitions”) in the appropriate alphabetical order:
“Affected Interest Period” has the meaning assigned to it in Section 2.23.
“Applicable Reference Rate” - (a) with respect to Libor Loans, the Libor Rate; (b) with respect to EURIBOR Loans, the EURIBOR Rate; (c) with respect to TIBOR Loans, the TIBOR Rate; (d) with respect to CDOR Loans, the CDOR Rate, and (e) with respect to SONIA Loans, Daily Simple SONIA, which Applicable Reference Rate shall be the relevant Benchmark for calculating interest on Loans denominated in s particular Currency.
“Available Tenor” - as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” - initially, the Applicable Reference Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.9, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“CDOR Lending Office” - with respect to any Lender, the office of such Lender specified as its “CDOR Lending Office” (or if no such office is specified, its Domestic Lending Office), or such other office as such Lender may from time to time specify to the Company and the Administrative Agent.
“CDOR Loan” - any Loan on which Interest is calculated based on the CDOR Rate plus the Applicable Margin.
“Daily Simple SOFR” - for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SONIA” - for any day (a “SONIA Interest Day”) with respect to any Loan denominated in Pounds Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five SONIA Business Days prior to (i) if such SONIA Interest Day is a SONIA Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Interest Day and (b) 0.00%. If by 5:00 pm (local time) on the second (2nd) SONIA Business Day immediately following any SONIA Interest Day, SONIA for such SONIA Interest Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such SONIA Interest Day will be SONIA as published in respect of

Exhibit 10.3
the first preceding SONIA Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that any SONIA rate determined pursuant to this sentence shall be utilized for purpose of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Interest Days. Any change in Daily Simple SONIA due to a change in the applicable SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Early Opt-in Effective Date” - with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Erroneous Payment” has the meaning assigned to it in Section 10.24(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.24(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.24(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.24(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.24(e).
“EURIBOR Lending Office” - with respect to any Lender, the office of such Lender specified as its “EURIBOR Lending Office” (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

“EURIBOR Loan” - any Loan on which Interest is calculated based on the EURIBOR Rate plus the Applicable Margin.

“EURIBOR Rate” - with respect to any Loan denominated in Euro and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” - a rate per annum equal to the Euro Interbank Offered Rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with Borrowers. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

Exhibit 10.3
“Floor” - the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR, the EURIBOR Rate, CDOR Rate, SONIA or the TIBOR Rate, as applicable.
“LIBO Screen Rate” means a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars for the applicable period, as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the LIBO Screen Rate, determined as provided above, would be less than zero, then the LIBO Screen Rate shall be deemed to be zero for all purposes.

“Payment Recipient” - has the meaning assigned to it in Section 10.24(a).
“Screen Rate” - the Applicable Reference Rate quote for any Applicable Currency on the applicable screen page the Administrative Agent designates to determine such Applicable Reference Rate for such Applicable Currency (or such other commercially available source providing such quotations for such Applicable Currency as may be designated by the Administrative Agent from time to time).

“SONIA” - with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Adjustment” means .0326% (3.26 basis points).
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Business Day” means any day that is not a Saturday, Sunday or other day on which banks are closed for general business in London.

“SONIA Interest Day” has the meaning specified in the definition of “Daily Simple SONIA”.

“SONIA Lending Office” - with respect to any Lender, the office of such Lender specified as its “SONIA Lending Office” (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent
“SONIA Loan” - a Loan on which Interest is calculated based upon Daily Simple SONIA plus the SONIA Adjustment, plus the Applicable Margin.

Exhibit 10.3
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which the TARGET is open for the settlement of payments in Euro.

“Term Rate Loans” - any Loan which is a Libor Loan, a EURIBOR Loan, a CDOR Loan or a TIBOR Loan.
“TIBOR Lending Office” - with respect to any Lender, the office of such Lender specified as its “TIBOR Lending Office” (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent
“TIBOR Loan” - a Loan on which Interest is calculated based on the TIBOR Rate plus the Applicable Margin.
“TIBOR Rate” - with respect to any Borrowing denominated in Yen for any Interest Period, the TIBO Screen Rate at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period.

“TIBO Screen Rate” means a rate per annum equal to the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person which takes over the administration of that rate) for deposits in Yen for the applicable period, as displayed on the Reuters screen page that displays such rate (currently DTIBOR0) (or, in the event such rate does not appear on a page of the Reuters screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the TIBO Screen Rate, determined as provided above, would be less than zero, then the TIBO Screen Rate shall be deemed to be zero for all purposes.

(b)The following definitions in Section 1.1 of the Agreement (entitled         “Definitions”) are deleted in their entirety and replaced with the following:
“Applicable Lending Office” - with respect to each Lender, such Lender’s Domestic Lending Office in the case of ABR Loans, such Lender’s Libor Lending Office in the case of Libor Loans; such Lender’s SONIA Lending Office in the case of SONIA Loans; such Lender’s EURIBOR Lending Office in the case of EURIBOR Loans; and such Lender’s TIBOR Lending Office in the case of TIBOR Loans and such Lender’s CDOR Lending Office in the case of CDOR Loans.
“Applicable Margin” - (i) initially, until changed in accordance with the following provisions, the Applicable Margin shall be 50 basis points for ABR Loans and 150 basis points for Term Rate Loans and SONIA Loans; (ii) commencing with the fiscal quarter of Borrower ended on December 31, 2021, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Exhibit 10.3

Level	Leverage Ratio	ABR Option	Rate Option For Term Rate Loans and SONIA Loans
1	Greater than 3.50 to 1.0	125.0 bps	225.0 bps
2	> 3.00 to 1.0 but ≤ 3.50 to 1.0	100.0 bps	200.0 bps
3	> 2.50 to 1.0 but ≤ 3.00 to 1.0	75.0 bps	175.0 bps
4	> 2.00 to 1.0 but ≤ 2.50 to 1.0	50.0 bps	150.0 bps
5	> 1.50 to 1.0 but ≤ 2.00 to 1.0	25.0 bps	125.0 bps
6	≤ 1.50 to 1.0	0.0 bps	100.0 bps

Changes in the Applicable Margin shall become effective three (3) Business Days immediately following the date of delivery by Company to the Administrative Agent of a financial statement and a Compliance Certificate required to be delivered pursuant to Sections 5.2(a), (b) and (c) of this Agreement, and shall be based upon the Leverage Ratio in effect at the end of the financial period covered by such financial statement and Compliance Certificate. Notwithstanding the foregoing provisions, during any period when the Company has failed to deliver such financial statement and Compliance Certificate when due, the Applicable Margin shall be applied at Level 1 above as of the first Business Day after the date on which such financial statement and Compliance Certificate were required to be delivered, regardless of the Leverage Ratio at such time, until the date the required financial statement and Compliance Certificate have been delivered. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Company and the Lenders. Any such determination by the Administrative Agent shall be conclusive absent manifest error.

“Benchmark Replacement” - for any Available Tenor:
(1)    For purposes of clause (a) of Section 2.9, the first alternative set forth below that can be determined by the Administrative Agent:
(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or
(b)    the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 2.9; and

Exhibit 10.3
(2)     For purposes of clause (b) of Section 2.9, and in the case of any Loan denominated in an Alternative Currency, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the Applicable Currency at the time and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes” - with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” - with respect to any then-current Benchmark for any Currency (other than LIBOR for Dollars), the occurrence of one or more of the following events with respect to such Benchmark:
    (a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof).
    (b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published

Exhibit 10.3
component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component), has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
    For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Breakage Fee” - an amount reasonably determined by the applicable Lender at the time (a) any payment of a Term Rate Loan is required, made or permitted on a date other than the last day of the then current Interest Period applicable thereto (including upon demand by Lender), (b) of the conversion of any a Term Rate Loan other than on the last day of the Interest Period applicable thereto, or the failure to borrow a Term Rate Loan or a SONIA Loan or to convert a Loan to a Term Rate Loan on the date of the requested borrowing or conversion date applicable thereto, (c) the assignment of a Term Rate Loan prior to the last day of the relevant Interest Period as a result of a request of the Company pursuant to Section 2.18 or (d) prepayment or assignment of a SONIA Loan other than on a scheduled Interest payment date, in each case to be equal to the sum of the costs, losses, expenses and penalties attributable to such event incurred by such Lender as a result of such prepayment; any loss to any Lender shall be deemed to be an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Term Rate Loan or SONIA Loan, as applicable, had such event not occurred, at the interest rate that would have been applicable to such a Term Rate Loan or SONIA Loan for the period from the date of such event to the last day of the then current Interest Period therefor in the case of Term Rate Loans or scheduled Interest payment date in the case of SONIA Loans (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such a Term Rate Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period for deposits of Dollars or the applicable Alternative Currency of a comparable amount and period from other banks in the applicable offshore interbank market for such Alternative Currency. A certificate of the Lender delivered to the Company and setting forth any amount or amounts

Exhibit 10.3
that the Lender is entitled to receive pursuant to this paragraph shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate upon demand.
“Business Day” - any day excluding Saturday, Sunday, and any day in which banks in New York, New York are authorized or required by law or governmental action to close, provided that (a) when used in relation to any interest rate settings as to a Libor Loan, any fundings, disbursements, settlements or payments in respect of any Libor Loan or any other dealings to be carried out pursuant to this Agreement in respect of any Libor Loan, such day shall also be a London Banking Day, (b) when used in relation to Loans denominated in Euros or in relation to the calculation or computation of the EURIBOR Rate, such day shall also be a TARGET Day, (c) when used in relation to Loans denominated in Yen or in relation to the calculation or computation of the TIBOR Rate, such day shall also be a day on which banks are open for business in Tokyo, (d) when used in relation to Loans denominated in Sterling, such day shall also be a SONIA Business Day and (e) when used for Loans denominated in Canadian Dollars, such day shall also be a day when banks under the Bank Act (Canada) are open for business in Toronto, Ontario.
“Conversion Date” - the date on which an ABR Loan converts to a Libor Loan, the date on which a Libor Loan converts to an ABR Loan, or the date on which a Libor Loan, EURIBOR Loan, SONIA Loan, CDOR Loan or TIBOR Loan continues as a loan of the same Type.
“Early Opt-In Election” - the occurrence of:
(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.
“Interest Period” or “Interest Periods” - individually, and collectively, with respect to a Term Rate Loan, the one, three or six month interest periods selected by the Company pursuant to the terms of this Agreement to be applicable to specific Term Rate Loan from time to time or any such other periods of such other durations as the Company and all Lenders may agree shall be applicable to specific Term Rate Loan from time to time; provided, however, that (i) no Interest Period may be selected that would end after the Revolving Credit Maturity Date; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, and (iv) if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month,

Exhibit 10.3
such Interest Period shall expire on the next preceding Business Day. Notwithstanding the above, the CDOR Rate is only available for one and three month interest periods.
“Libor Rate” – means, with respect to any borrowing denominated in Dollars for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Relevant Governmental Body” – (a) with respect to a Benchmark Replacement in respect of Loans, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, any successor thereto and (b) with respect to a Benchmark Replacement in respect of Loans, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the Currency in which such Loans, interest, fees, commissions or other amounts denominated in, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Loans, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Revolving Loan” or “Revolving Loans” - individually and collectively, each Loan by any Lender to a Borrower whether initially made as an ABR Loan, a SONIA Loan or a Term Rate Loan under Section 2.1 of this Agreement or arising from Company’s request for a Loan to repay a Swingline Loan under Section 2.3(c) of this Agreement, or arising from Automatically Converted Loans under Section 2.1(d) of this Agreement, or arising from such Borrower’s request to reimburse an LC Disbursement under Section 2.4(f) of this Agreement.
“SOFR” - a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Term SOFR” - for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Type” - when used in reference to any Loan or borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such borrowing, is determined by reference to the Libor Rate, the CDOR Rate, the EURIBOR Rate, SONIA, the TIBOR Rate or the Alternate Base Rate.

Exhibit 10.3
“Valuation Date” - (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Libor Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Term Rate Loan denominated in an Alternative Currency, or of a SONIA Loan, and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall reasonably determine or the Required Lenders shall reasonably require.
(c)The following definitions in Section 1.1 of the Agreement are deleted in their entirety:
“Benchmark Transition Start Date”
“Benchmark Unadjustment Replacement”
“Benchmark Unavailability Period”
(d)Section 1.3 of the Agreement (entitled “Exchange Rates: Currency Equivalent”) is amended so that Subsection (b) is deleted and replaced with the following:
(b)    Wherever in this Agreement in connection with an advance, conversion, continuation or prepayment of a Term Rate Loan or SONIA Loan or Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant equivalent amount thereof in the Applicable Currency of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or Issuing Bank, as applicable, in accordance with Section 1.3(a) above.

(e)Section 2.1 of the Agreement (entitled “The Revolving Loan”) is amended so that Subsection (d)(i) is deleted and replaced with the following:
(d)    Method for Alternative Currency Loans.
(i)    When a Borrower wants the Lenders to make a Revolving Loan denominated in an Alternative Currency available, the Company shall notify the Administrative Agent and the Lenders not later than 11:00 a.m. on (1) the third Business Day prior to the date of the proposed borrowing for a Term Rate Loan, and (2) the fifth Business Day prior to the date of the proposed borrowing for a SONIA Loan. Each such notice (a “Notice of Alternative Currency Borrowing”) may be by telephone, confirmed immediately in writing, specifying therein the (A) Borrower of such Alternative Currency Loan on whose behalf the Company is requesting the Alternative Currency Loan, (B) requested date of such Alternative Currency Loan, (C) Applicable Currency, (D) amount of such Alternative Currency Loan (which requested Alternative Currency Loan (other

Exhibit 10.3
than, in the case of a continuation of a Term Rate Loan, a change in the Dollar Equivalent thereof solely as a result of currency fluctuations)) shall be in an aggregate amount of the Applicable Alternative Currency which would purchase approximately Three Million Dollars ($3,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof based on the Spot Rate with respect to such currency on the date of the applicable Notice of Alternative Currency Borrowing or, if less, the then Dollar Equivalent amount of the aggregate Unused Alternative Currency Sublimits, and (E) initial Interest Period for such Alternative Currency Loan, that is a Term Rate Loan. Each Lender shall make available to the Administrative Agent, in accordance with Section 2.5 hereof, in same day funds in such Alternative Currency, such Lender’s Applicable Percentage of such Alternative Currency Loan in accordance with the respective Alternative Currency Sublimits of such Lender. After the Administrative Agent’s receipt of funds from the Lenders and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to such Borrower by wire transfer to such account as the Company shall have previously designated to the Administrative Agent in writing, which account must be in the name of a Borrower or a Subsidiary and in London or the financial center of the country of the Applicable Currency.

The Administrative Agent and the Lenders shall not incur any liability to any Borrower in acting upon any notice referred to in Sections 2.1(c) or (d) or upon any telephonic notice which the Administrative Agent believes in good faith to have been given by the Company by a duly authorized officer or other Person authorized to provide such notice on behalf of the Company or for otherwise acting in good faith hereunder.

(f)Section 2.6 of the Agreement (entitled “Interest”) is deleted in its entirety and replaced with the following:
2.6    Interest.
(a)    Rates.
(i)    The Revolving Notes and Alternative Currency Notes shall bear interest, prior to maturity (whether by acceleration or otherwise) on the balance of principal thereof from time to time unpaid, payable in arrears on the first day of each month for interest accrued during the preceding month in the case of ABR Loans, in the case of SONIA Loans, payable in arrears on the first day of each month following the date on which the SONIA Loan is advanced and in the case of Term Rate Loans payable in arrears on the last day of the applicable Interest Period, and in the case of an Interest Period in excess of three months also payable on the dates that are successively three months after the commencement of such Interest Period. The Revolving Loans shall bear interest in accordance with the Rate Option selected by the Company pursuant to the terms hereof.

(ii)    The Swingline Note shall bear interest payable monthly in arrears on the first day of each month for interest accrued during the preceding month on the balance of principal from time to time unpaid.

(b)    Rate Options.
(i)    Unless the Company has selected a Type of Loan in accordance with the provisions of this Agreement, the Company shall be deemed to have selected the ABR Option to apply to any portion of a Note not subject to the applicable Rate Option, and such rate shall continue in effect until the earlier of when such Rate Option and

Exhibit 10.3
Interest Period are available and properly selected, or until the applicable Revolving Note is paid in full.

Notice by the Company of the selection of a Type of Loan for any Revolving Loan or Alternative Currency Loan, the amount subject thereto, and the applicable Interest Periods for Term Rate Loans shall be irrevocable. Such notice may be given to the Administrative Agent by a duly completed Request Certificate executed by the Company.

(ii)    The Alternative Currency Notes shall bear interest as follows:

(A)    For Pound Sterling borrowings, at Daily Simple SONIA plus the SONIA Adjustment plus the Applicable Margin;

(B)    For Euro borrowings, for each Interest Period at the EURIBOR Rate plus the Applicable Margin;

(C)    For Yen borrowings, for each Interest Period at the TIBOR Rate plus the Applicable Margin; and

(D)    For Canadian Dollar borrowings, for each Interest Period at the CDOR Rate plus the Applicable Margin.

(iii)    The Swingline Note shall bear interest at the rate of interest applicable to ABR Loans and such rate shall continue until the Swingline Note is paid in full.

(c) Default Rate. Upon notice to the Company by the Administrative Agent of the occurrence of an Event of Default and during the continuance thereof and after maturity, whether by acceleration or otherwise, the Revolving Notes, Alternative Currency Notes and Swingline Notes shall bear interest at a per annum rate equal to two percent (2%) in excess of the otherwise applicable rate of interest thereon. Overdue fees and other amounts payable by the Company under this Agreement other than principal and interest (“Overdue Amounts”) shall also bear interest at a per annum rate equal to two percent (2%) in excess of the rate of interest applicable to ABR Loans while such sums remain unpaid. In no event shall the rate of interest on the Revolving Notes, Alternative Currency Notes or the rate of interest applicable to Overdue Amounts exceed the maximum rate of interest authorized by law.

(d)    Computation of Interest. Interest on ABR Loans and SONIA Loans shall be calculated on the basis of a year of 365 days, or 366 days during a leap year, for the actual number of days elapsed. Interest on Libor Loans, CDOR Loans, EURIBOR Loans and TIBOR Loans shall be calculated on the basis of the actual number of days elapsed in a year of 360 days, which will result in a higher effective annual rate. Provided, however, in any case where the practice in the relevant market differs, interest will be calculated in accordance with that market practice. If any of the Notes are not paid when due, whether because such Notes become due on a Saturday, Sunday or bank holiday or for any other reason, the Borrowers will pay interest thereon at the aforesaid rate until the date of actual receipt of payment by the holder of the Notes.

(e)    Rate Conversions and Continuations. For any Revolving Loan, the Company may elect to convert any portion of (i) an ABR Loan to a Libor Loan, or (ii) a Libor Loan to an ABR Loan, or to continue any Loan as a new loan of the same

Exhibit 10.3
Type; provided, however, Term Rate Loans may only be converted or continued on the expiration date of the applicable Interest Period.

Subject to the foregoing, with respect to a Revolving Loan, the Company may elect to convert any ABR Loan to a Libor Loan, and with respect to an Alternative Currency Loan, to continue a Term Rate Loan as a new Term Rate Loan of the same Type, by the Company giving irrevocable notice of such election to the Administrative Agent by 1:00 p.m. at least two (2) Business Days prior to the requested rate change date and, in the case of any Term Rate Loan, such conversion or continuation shall take place on the last day of the applicable Interest Period with respect to the Revolving Loan being so converted or continued. The conversion or continuation of a SONIA Loan requires five (5) Business Days’ notice. Such notice may be given by a duly completed and executed Request Certificate. Each such request to convert or continue shall include the requested rate change date (which shall be a Business Day), the Rate Option selected, and the amount to be converted or continued (which shall be in a principal amount of $2,000,000 or more and in whole multiples of $1,000,000 in the case of conversion to, or continuation as, a Term Rate Loan). If no Event of Default or Default is then existing at such time, and the Borrowers are in compliance with the terms of this Agreement as evidenced by the Administrative Agent’s receipt of a properly completed and executed Request Certificate, such conversion or continuation shall be made on the requested rate change date, subject to the foregoing limitations in connection with the conversion or continuation of Term Rate Loans. If a Borrower fails to convert a Loan to a Term Rate Loan, as applicable, on the date upon which such Term Rate Loan was requested to be converted, or if a Borrower shall convert a Term Rate Loan to a new Term Rate Loan of the same Type or to a ABR loan other than on the last day of the relevant Interest Period, the Borrower shall pay any applicable Breakage Fee with respect to such Loan. If the Borrower fails to deliver a timely and complete Notice of conversion/continuation with respect to a SONIA Loan borrowing prior to the respective interest payment date therefor, then, unless such SONIA Loan borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such SONIA Loan borrowing shall automatically be continued as a SONIA Loan bearing interest at a rate based upon Daily Simple SONIA as of such interest payment date.

The Administrative Agent shall not incur any liability to the Company in acting upon any telephonic notice which the Administrative Agent believes to have been given by a duly authorized officer or other designated representative of such Borrower, and which is confirmed by delivery to the Administrative Agent from the Company of a written or facsimile notice signed by Company, or for otherwise acting in good faith hereunder.

Notwithstanding the foregoing, Alternative Currency Loans (i) shall not be ABR Loans, (ii) must comply with all provisions of this Agreement applicable to Term Rate Loans or SONIA Loans, as applicable (iii) must comply with the provisions of Section 2.1(d)(i)(D) of this Agreement with respect to the amount of any Alternative Currency Loan, and (iv) may not be converted by the Borrower into ABR Loans.

(g)Section 2.7 of the Agreement is amended so that Subsection (a) is deleted in its entirety and replaced with the following:
2.7    Prepayments.
(a)    Optional Prepayments.

Exhibit 10.3
(i)    ABR Loans. Borrowers shall have the right to prepay at any time without premium all or any portion of the ABR Loans.
(ii)     Term Rate Loans. Borrowers shall have the right to prepay without premium all or any portion of the Term Rate Loans on the expiration day of the applicable Interest Period. If any Term Rate Loan is prepaid at any other time, the Borrowers shall pay to the applicable Lender an amount equal to the Breakage Fee within 10 days of notice thereof from the Lender, setting forth the amount of such Breakage Fee.
(iii)    SONIA Loans. Borrowers shall have the right to prepay SONIA Loans on any scheduled interest payment date or upon five (5) Business Days prior notice to the Administrative Agent, provided that if such payment is made other than on a scheduled interest payment date, the Borrower shall pay to the Administrative Agent the applicable Breakage Fee.
All prepayments of the Revolving Loans and Alternative Currency Loans shall be subject to a minimum amount of $2,000,000, and incremental multiples of $1,000,000 thereafter or the Dollar Equivalent thereof in the case of Alternative Currency Loans and the amount of any Alternative Currency Loan after such prepayment must comply with Section 2.1(d)(i)(D) of this Agreement.
(h)Section 2.9 of the Agreement is deleted in its entirety and replaced with the following:
2.9 Benchmark Replacement Setting
Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section):
(a)    Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)    Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such

Exhibit 10.3
Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Company may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans, and in the case of Loans denominated in Alternative Currency will be deemed to have converted them to the Dollar Equivalent of such Loan. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.
(c)     Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(e)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, LIBOR, CDOR, EURIBOR or TIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

Exhibit 10.3
(i)Section 2.10 of the Agreement (entitled “Increased Costs”) is deleted in its entirety and replaced with the following:
2.10     Increased Costs Generally.
    (a)     If any Change in Law shall:
(1)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Libor Rate, the CDOR Rate, the EURIBOR Rate, SONIA Rate or TIBOR Rate, as applicable) or the Issuing Bank; or
(2)    impose on any Lender or the Issuing Bank or the applicable interbank market any other condition affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein; or
(3)    subject any Recipient to any Taxes (other than Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity, and provided such Change in Law has or would have a similar effect on Lender as a consequence of other similarly situated credits of Lender), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.10 shall be delivered to the Company and shall be conclusive absent

Exhibit 10.3
manifest error. The Company shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(j)Section 2.11 of the Agreement (entitled “Taxes”) is deleted in its entirety and replaced with the following:
2.11 Taxes. If any Taxes shall be payable, or ruled to be payable, by or to any Governmental Authority, by, or in respect of any amount owing to, any Lender which has complied with Section 10.18 of this Agreement, relating to any of the transactions contemplated by this Agreement (including, but not limited to, execution, delivery, performance, enforcement, or payment of principal or interest of or under the Notes or the making of any Libor Loan, CDOR Loan, SONIA Loan, EURIBOR Loan or TIBOR Loan), by reason of any now existing or hereafter enacted statute, rule, regulation or other determination, the Borrowers will:
(a)    pay on written request therefor all such Taxes to the relevant Governmental Authority in accordance with applicable laws,
(b)    promptly furnish the Administrative Agent and the Lenders with evidence of any such payment, and
(c)    indemnify and hold the Administrative Agent and the Lenders and any holder or holders of the Notes harmless and indemnified against any liability or liabilities with respect to any Indemnified Taxes or Other Taxes withheld or deducted by the Borrowers or the Administrative Agent or paid by the Administrative Agent or the Lenders, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.
Without prejudice to the survival of any other agreement of the Borrowers under this Agreement, the agreement and obligations of the Borrowers contained in this Section 2.11 shall survive the termination of this Agreement.
(k)Section 2.18 of the Agreement (entitled “Substitution of Lender”) is deleted in its entirely and replace with the following:
2.18 Substitution of Lender. If (a) the obligation of any Lender to make or maintain Libor Loans, CDOR Loans, SONIA Loans, EURIBOR Loans or TIBOR Loans has been suspended pursuant to Section 2.10 of this Agreement when not all Lenders’ obligations to do so have been suspended, (b) any Lender

Exhibit 10.3
has demanded compensation under Section 2.10 of this Agreement, when all Lenders have not done so, (c) any Lender is a Defaulting Lender, (d) any payment of Taxes by the Borrowers is required under Section 2.11 hereof, (e) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby”, the consent of the Required Lenders is obtained, but the consent of any other necessary Lender is not obtained, or (f) it is or has become unlawful for a Lender to make Loans to or participate in Letters of Credit for the account of a Foreign Borrower when it is not unlawful for all of the Lenders to do so or a Lender is prohibited by the terms of its organizational documents to make such Loans or participate in such Letters of Credit, the Company shall have the right, if no Default then exists, to replace such Lender (a “Replaced Lender”) with one or more other lenders (each, a “Replacement Lender”) reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 2.18, each Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees and expenses, if applicable, owing to the Replaced Lender hereunder and (C) the amount which would be payable by the Borrowers to the Replaced Lender pursuant to Section 2.7(a)(ii) of this Agreement, if any, if the Borrowers prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (ii) all obligations of the Borrowers under this Agreement and the other Loan Documents then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrowers to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such Replaced Lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to the Borrowers, the Administrative Agent, the Issuing Bank, Swingline Lender or any other Lender. In the case of an assignment by a Lender of a Term Rate Loan other than on the last day of the Interest Period applicable thereto as a result of the replacement of such Lender pursuant to this Section, the Company will pay such Lender any applicable Breakage Fee with respect to such Term Rate Loan.
(l)Section 2.19 of the Agreement (entitled “Lender Statements: Survival of Indemnity”) is deleted in its entirety and replace with the following;
2.19 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate office, branch or Affiliate with respect to its Libor Loans, SONIA Loans, EURIBOR Loans or TIBOR Loans to reduce any liability of Borrowers to such Lender under Sections 2.9, 2.10 and 2.11 of this Agreement, so long as such designation is not disadvantageous to such Lender in any material respect. Each Lender shall

Exhibit 10.3
deliver a written statement of such Lender to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 2.9, 2.10 or 2.11 of this Agreement. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall state that amounts determined in accordance with such procedures are being charged by such Lender to other borrowers with credit facilities similar to this Agreement and credit characteristics comparable to the Company as determined by such Lender and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such sections in connection with a Libor Loan shall be calculated as though each Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Company of such written statement. The obligations of the Borrowers under Sections 2.9, 2.10 and 2.11 of this Agreement shall survive payment of the Indebtedness under this Agreement and termination of this Agreement. The Borrowers shall have no obligation to compensate any Lender with respect to amounts provided in Section 2.10 of this Agreement with respect to any period prior to the date which is one hundred eighty (180) days prior to the date such Lender delivers its written statement hereunder requesting compensation.
(m)The following is added to the Agreement as a new Section 2.23:

2.23    Inability to Determine Rates
(a)    Subject to Section 2.9 , if, on or prior to the first day of any Interest Period (an “Affected Interest Period”):
(b)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (i) by reason of circumstances affecting the London or other applicable offshore interbank market for an applicable Currency, the Applicable Reference Rate (whether in Dollars or an Alternative Currency) cannot be determined pursuant to the definition thereof, including, without limitation, because the Screen Rate for the applicable Currency is not available or published on a current basis or (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or
(c)    the Administrative Agent and the Required Lenders determine that for any reason in connection with any request for a Term Rate Loan (whether denominated in Dollars or an Alternative Currency) or a conversion thereto or a continuation thereof that (A)  deposits in such Currency are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency, amount and Interest Period of such Term Rate Loan, or (B) the applicable Rate for any requested Currency or Interest Period with respect to a proposed Term Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Loans in

Exhibit 10.3
each such Currency shall be suspended (in the case of Term Rate Loans, to the extent of the affected Term Rate Loan or Interested Periods) until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (i) the Company may revoke any pending request for a borrowing of, conversion to or continuation of Loan in each such affected Currency (to the extent of the affected Loan or in the case of Term Rate Loans, Interest Periods) or, failing that, (i) (A) in the case of any request for a Term Rate Loan in Dollars, the Company will be deemed to have converted any such request into a request for a Loan of or conversion to ABR Loans and (B) in the case of any request for a Loan in an Alternative Currency, then such request shall be ineffective and (ii) (A) any outstanding affected Term Rate Loan denominated in Dollars will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (B) any outstanding affected Loan denominated in an Alternative Currency, at the Company’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency), at the end of the applicable Interest Period in the case of Term Rate Loans or (2) be prepaid at the end of the applicable Interest Period in full in the case of Term Rate Loans; provided that if no election is made by the Company by the earlier of (x) the date that is three Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for an applicable Term Rate Loan, the Company shall be deemed to have elected clause (1) above.
(n)The following is added to the Agreement as a new Section 10.24:

10.24     Erroneous Payments.

(a)    If the Administrative Agent (x) notifies a Lender, Issuing Bank or Secured Facility Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Facility Party (any such Lender, Issuing Bank, Secured Facility Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.24 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Facility Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or

Exhibit 10.3
portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Bank, Secured Party or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Facility Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender, Issuing Bank or Secured Facility Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.24(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.24(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.24(a) or on whether or not an Erroneous Payment has been made.

(c)    Each Lender, Issuing Bank or Secured Facility Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Facility Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Facility Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

Exhibit 10.3
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Company or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Company shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 11.4 (but excluding, in all events, any assignment consent or approval requirements (whether from the Company or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any

Exhibit 10.3
such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Facility Party, to the rights and interests of such Lender, Issuing Bank or Secured Facility Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrowers’ and Guarantors’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Company or any other Borrower or Guarantor; provided that this Section 10.24 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Company relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)    Each party’s obligations, agreements and waivers under this Section 10.24 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.
(o)    The following is added to the Agreement as new Section 10.25:
10.25     Interest Rate Waiver.
(a)    The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability in respect of (a) the monitoring, determination or verification of the unavailability or cessation of LIBOR (or other applicable Benchmark), (b) the administration of, submission of or any other

Exhibit 10.3
matter related to the Libor Rate, EURIBOR Rate, CDOR Rate, SONIA or the TIBOR Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate or adjustment thereto (including any then-current Benchmark, or any Benchmark Replacement or any Benchmark Replacement Adjustment); including whether the composition or characteristics of any such alternative, comparable or successor rate or adjustment (including any Benchmark Replacement) or any Benchmark Replacement Adjustment will be similar to, or produce the same value of economic equivalence of the Libor Rate, EURIBOR Rate, CDOR Rate, SONIA or the TIBOR Rate, or any other Benchmark or any Benchmark Replacement Adjustment, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.
(b)    The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of LIBOR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Required Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. In the event the Administrative Agent on any Libor Interest Determination Date is required, but is unable to determine LIBOR or other applicable or replacement Benchmark in accordance with the procedures set out in this Agreement, LIBOR or the applicable or replacement Benchmark will be LIBOR as determined on the previous Libor Interest Determination Date.
(a)The form of Request Certificate attached to the Agreement as Exhibit D is deleted in its entirety and replaced with Exhibit D attached to this Amendment.
3.Reaffirmations. (a) The Company hereby acknowledges and reaffirms the execution and delivery of the Security Documents to which it is a party and agrees that such Security Documents shall continue in full force and effect and continue to secure the Secured Obligations, including all indebtedness of the Company to the Administrative Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof.
(b)    By signing the acknowledgment below, each of the Guarantors hereby acknowledges and reaffirms the execution and delivery of its respective Guaranty (collectively, the “Guaranty”) and each other Loan Document to which it is a party, and agrees that such Loan Documents shall continue in full force and effect and continue to guarantee or secure, as applicable, all Secured Obligations, including all indebtedness of the Borrowers to the Administrative Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith.
4.Representations and Warranties. The Company makes the following representations and warranties to the Administrative Agent and the Lenders which shall be deemed to be continuing representations and warranties so long as any Secured Obligations, including Indebtedness of the Company to the Administrative Agent or the Lenders arising under the Agreement or any Loan Documents, remain unpaid:
(a)Authorization. The Company has full power and authority to execute, deliver and perform this Amendment, which has been duly authorized by all proper and

Exhibit 10.3
necessary action. The execution and delivery of this Amendment by the Company will not violate the provisions of, or cause a default under, the Company’s organizational documents or any agreement to which it is a party or by which it or its assets are bound.
(b)Binding Effect. This Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability (i) may be limited by state, provincial or federal bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (ii) may be subject to equity principles in the event equitable remedies are sought.
(c)Consents; Governmental Approvals. No consent, approval or authorization of, or registration, declaration or filing with, any governmental body or authority or any other party is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered herewith or in connection with any other transactions contemplated hereby.
(d)No Events of Default. There is, on the date hereof and after giving effect to this Amendment, no event or condition which constitutes an Event of Default under any of the Loan Documents or which, with notice and/or the passage of time, would constitute an Event of Default.
(e)No Material Misstatements. Neither this Amendment nor any document delivered to the Administrative Agent or the Lenders by or on behalf of the Company or the Borrowers to induce the Administrative Agent and the Lenders to enter into this Amendment or otherwise in connection with this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
(f)Agreement. After giving effect to this Amendment, the representations and warranties of the Company set forth in Article IV of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.
5.Conditions of Effectiveness. This Amendment shall become effective when and only when the Administrative Agent shall have received counterparts of this Amendment executed by the Company, the Guarantors party hereto, the Administrative Agent and the Lenders.
6.Reference to and Effect on Loan Documents.
(a)Upon the effectiveness hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the Loan Documents to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.
(b)    The Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon the Company, the Borrowers and their successors and assigns, and shall inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders and each of their successors and assigns. The Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety. The Borrowers acknowledge and agree that the Agreement (as amended by this Amendment)

Exhibit 10.3
and all other Loan Documents to which any Borrower is a party are in full force and effect, that such Borrower’s obligations thereunder and under this Amendment are its legal, valid and binding obligations, enforceable against it in accordance with the terms thereof and hereof, and that such Borrower has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such obligations.
(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Agreement, nor constitute a waiver of any provision of the Agreement.
7.Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including the fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders.
8.Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.
9.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
10.Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or e-mail scanned image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail scanned image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by e-mail as a defense to the formation of a contract and each party forever waives such defense.
11.Euro LIBOR Advances Outstanding under the Agreement. As of the date of this Amendment, there may be one or more outstanding Alternative Currency Loans denominated in Euro, which are priced in LIBOR (the “Existing Euro LIBOR Loan”) under the Agreement as existing prior to the effectiveness of this Amendment (the “Existing Credit Agreement”).  Prior to being repaid or prepaid, the Existing Euro LIBOR Advances shall bear interest, and interest shall be payable by the Borrowers, in accordance with the terms of the applicable interest rate provisions under the Existing Credit Agreement.  Notwithstanding anything to the contrary herein, from and after the date of this Amendment, no further Alternative Currency Loans denominated in Euro which are priced in LIBOR will be made under the Agreement and any outstanding Alternative Currency Loans denominated in Euro will be converted to EURIBOR Loans at the end of the applicable Interest Period.
[Signature Pages Follow]
Doc #10082671.11

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized, as of the date first above written.
MOOG INC.

By:
Name:
Title:
Accepted and agreed to this ___ day
of December, 2021.

CURLIN MEDICAL INC.
as Guarantor

By:___________________
Name:
Title:

Z EVEX, INC.
as Guarantor

By:___________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender, the
Swingline Lender and the Issuing Bank

By:______________________________
Name:     Gregory R. Duval
Title:     Managing Director

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

HSBC BANK USA, NATIONAL
ASSOCIATION, as Administrative Agent

By:______________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lead Syndication Agent and as a Lender

By:______________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

BANK OF AMERICA, N.A.,
as a Syndication Agent and as a Lender

By:___________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Syndication Agent and as a Lender

By:___________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

CITIZENS BANK, N.A.
as Syndication Agent and a Lender

By:___________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

MUFG BANK, LTD.,
as Co-Documentation Agent and a Lender

By:___________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

WELLS FARGO BANK, N.A.,
as Syndication Agent and a Lender

By:___________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agent and a Lender

By:_________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

SANTANDER BANK, N.A.,
as Co-Documentation Agent and a Lender

By:___________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

BRANCH BANKING AND TRUST COMPANY,
as Co-Documentation Agent and a Lender

    By:____________________________________
    Name:
    Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

    U.S. BANK NATIONAL ASSOCIATION,
    as Co-Documentation Agent and a Lender

    By: ____________________________________
    Name:
    Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

NORTHERN TRUST, as a Lender

By:____________________________________
Name:
Title:

RESTRICTED
[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:____________________________________
Name:
Title:

RESTRICTED

Exhibit D
REQUEST CERTIFICATE

        The undersigned hereby certifies to HSBC Bank USA, National Association, in accordance with the terms of a Fifth Amended and Restated Loan Agreement, dated as of October 15, 2019, among Moog Inc., the Designated Borrowers from time to time a party thereto, HSBC Bank USA, National Association as administrative agent, for itself, the Lenders and other lending institutions and issuing bank(s) now or hereafter parties thereto, as the same may have been and may hereafter be, amended, supplemented, renewed, restated, replaced or otherwise modified from time to time (“Agreement”) that:

        The undersigned requests:

        (Check One)
            [ ] for Moog Inc.
            [ ] on behalf of _______[insert name of Designated Borrower]

        (Check One)
            [ ] Revolving Loan
            [ ] Alternative Currency Loan

                to be made to such Borrower. which will be a

        (Check One)
             [ ] new loan
             [ ] conversion
             [ ] continuation

                of a

        (Check One)
            [ ] Libor Loan
            [ ] ABR Loan
            [ ] SONIA Loan
[ ] EURIBOR Loan
[ ] TIBOR Loan
[ ] CDOR Loan

                to a or as a

        (Check One)
            [ ] Libor Loan
            [ ] ABR Loan
[ ] SONIA Loan
[ ] EURIBOR Loan
[ ] TIBOR Loan
[ ] CDOR Loan

RESTRICTED

in the amount of $_____________ for an Interest Period, if applicable, of

        (Check One)
            [ ] one month.
            [ ] three months.
            [ ] six months.

The proposed loan/conversion/continuation is to be made on ____________, ____ .

        The undersigned certifies that as of the date hereof:

        (i)    there does not exist any Event of Default, Default or Material Adverse Effect;

        (ii)    each representation and warranty made in the Agreement and any Loan Document to which the Borrowers are a party and in any certificate, document or financial or other statement furnished at any time thereunder is true, correct and complete in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent any such representation and warranty relates solely to an earlier date, or to the extent any such representation and warranty has been updated in a certificate executed by a Responsible Officer and received by the Administrative Agent before the date hereof; and

        (iii)    the incurrence of the Indebtedness requested in this certificate is permitted by the terms of the Current Indenture (as defined in the Agreement) and any other senior indenture or subordinated indenture pursuant to which Senior Unsecured Notes or Subordinated Indebtedness has been issued (“Other Indenture”) and will constitute Permitted Debt or Senior Debt and Designated Senior Debt under, and as defined in, the Current Indenture or any Other Indenture.

        WITNESS the signature of the undersigned authorized signatory of the Company on behalf of itself and any Designated Borrower this ____ day of _____________, ____.

                        MOOG INC.

                        By:______________________________________
                                             (Title)

RESTRICTED